EXHIBIT 23.2


                        CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8 filed on or about April 26, 1999) pertaining to the Interstate/ Johnson Lane, Inc. Restated Stock Award Plan and the Interstate/Johnson
Lane, Inc. Long-Term Incentive Plan of Wachovia Corporation of our report dated January 14, 1999, with respect to the consolidated financial statements of Wachovia Corporation incorporated by reference in its Annual Report (Form 10-K) for the year ended December 31, 1998, filed with the Securities and Exchange Commission.


                                             Ernst & Young LLP


Winston-Salem, North Carolina
April 23, 1999